UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2005

Patriot National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	0-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Bedford Street Stamford, Connecticut

06901

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 2, 2005, Patriot National Bancorp, Inc. (the “Company”) issued a press release announcing that it had set Monday, August 1, 2005 as the record date for its previously announced rights offering, and that the Securities and Exchange Commission had declared effective on August 2, 2005 the Company’s registration statement registering the shares to be offered.  The rights offering will grant holders of the Company’s common stock nontransferable subscription rights to purchase in the aggregate up to 414,899 shares of the Company’s common stock at a subscription price of $17.00 per share.

Under the terms of the offering, holders of the Company’s common stock will be entitled to receive one nontransferable basic subscription right to purchase one share of common stock for each six shares of common stock held at the close of business on the August 1, 2005 record date.  If any holders of subscription rights do not exercise their basic subscription rights in full, the Company will permit stockholders who do exercise their basic subscription rights in full to subscribe for additional shares at the same subscription price per share, on a pro rata basis.

A copy of the press release relating to the foregoing is set forth as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished pursuant to Item 8.01 above.

Exhibit No.

Description

99.1	Press Release dated August 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: August 2, 2005	By:	/S/ ROBERT F. O’CONNELL
Robert F. O’Connell
Senior Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1	Press Release dated August 2, 2005